Exhibit 23.2



The Board of Directors
First Bancorp:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/  KPMG LLP
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KPMG LLP
Raleigh, North Carolina
January 28, 1999